Exhibit 4.29

NUMBER	UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS	PROUROCARE MEDICAL INC.

CUSIP 74373C 305

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO
PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                     is the owner                                Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.00001 per share (“Common Stock”), of ProUroCare Medical Inc., a Nevada corporation (the “Company”), and one warrant (the “Warrant”).  Each Warrant entitles the holder to purchase one (1) share of Common Stock for $[      ] per share (subject to adjustment).  Each Warrant may be exercised only during the period commencing on [                  ], and terminating at 5:00 p.m., Minneapolis, Minnesota time on the earlier to occur of (i)               , 2013 or (ii) the date fixed for redemption.  The Common Stock and Warrants comprising the Units represented by this certificate are transferable separately after [                  ].  The terms of the Units are governed by a Unit Agreement, dated as of December     , 2008, between the Company and Interwest Transfer Company Inc., as Unit Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  The terms of the Warrants are governed by a Warrant Agreement, dated as of December     , 2008, between the Company and Interwest Transfer Company Inc., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement and Unit Agreement are on file at the office of the Transfer Agent at [                    ], and are available to any Warrant or Unit holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and the Company.

Witness the facsimile signature of the Company’s duly authorized officers.

By:	ProUroCare Medical Inc.

Chief Executive Officer	Secretary

Countersigned by:

Interwest Transfer Company Inc.

By:
Name:
Its:

PROUROCARE MEDICAL INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian

TEN ENT -	as tenants by the entireties	(Cust)	(Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                                           hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                      Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).